Exhibit 99.2

First Quarter 2011 Conference Call May 10, 2011

Safe Harbor Statement Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements are some times identified by words such as “anticipate”, “believe”, “could", “estimate”, “expect”, “intend”, “may”, “should“, “will” and “would”. The se forward-looking statements include, without limitation, statements on slide “Second Quarter 2011 Outlook”, as well as statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the quarter March 31, 2011 as filed with the SEC, and in the Company’s other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

First Quarter 2011 Highlights Focusing on quality and affordabililty drives continued succes in civilian and military communities supporting scholarly research enhances the student experience, strengthens academic reputation and improves faculty satisfaction. Building Relationships strengthens brand awareness and generates referrals: allows the university to build meaningful long-term partnerships with organizations, groups and industries. Investing in quality brand and infrastructure transition to Sakai proceeding as planned focus on relationships and partnerships yielding positive results investing in compliance and infrastructure for larger student population and building new finance facility.

First Quarter 2011 Highlights Focusing on Quality & Affordability For three months ending March 31, 2011 Net Course Registrations by Pay Type Cash & Other 15% TA 47% Title IV 30% VA 8% Drives continued success in civilian and military communities. Supporting Scholarly Research Enhances the student experience, strengthens academic reputation, and improves faculty satisfaction. Building Relationships Strengthens brand awareness and generates referrals; allows the university to build meaningful, long-term partnerships with organizations, groups and industries. Investing in Quality, Brand & Infrastructure Transition to Sak ai proceeding as planned; focus on relationships and partnerships yielding positive results; investing in compliance and infrastructure for larger student population; and building new academic/administrative facility.

Continued Military Market share gains in 2010 despite a high level of military development activity and transition APUS continued to expand presence in the military community

Certified by ACBSP APUS will soon announce participation in a major grant initiative Six-month consortium pilot project on predictive analytics initiative, involving six major online institutions Utilizes foundational work pioneered at APUS with APUS principal investigator Collaboration with Learning Community Shared panel with Gates Foundation and DoE at Consumer Electrics Show Presented at Higher Learning Commission’s Annual Conference Winner of a Next Generation Learning Grant from Gates Foundation Expanding Relationships BAE Systems and Sun-Maid National Military Fish and Wildlife Association, and Airforwarders Association (AfA) Lockheed Martin Center for Security A nalysis (LMSCA) and others.

First Quarter 2011 Financial Highlights First quarter 2011 revenues increased 24% year-over-year to $58.7 million Operating income was $13.1 million Net income increased to $7.9 million, or $0.43 per diluted share Strong Balance Sheet with No Debt $96.5 million in Cash & Cash Equivalents Limited Share Repurchase Program Authorized by Board of Directors

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. 1 On January 3, 2011, APUS combined one-credit lab courses with their related three-credit classes. As a result, the company now reports future net course registrations for the resulting four-credit courses as one registration. In the second quarter 2011 outlook, net course registration growth rates exclude other non-credit registrations and are presented as if labs and classes were combined in the prior year period. Below we show adjusted second quarter 2010 net course registrations as originally reported and adjusted to combine lab courses with their related class: Second Quarter 2010 As Reported Adjusted Net Course Registrations Net Course Registrations from New Students 64,100 13,900 61,000 13,600 Other Placeholder: Second Quarter 2011 Outlook Second Quarter 2011 (Y/Y) Net course registration growth from new students1 approximately 27% Net course registration growth1 approximately 25% Revenue growth approximately 28% Earnings per diluted share $0.43 to $0.44

Unique Approach and Civilian Students Key to Long-Term Success A Mission-Driven Organization Executing Existing Strategic Plan Focus on Academic Quality Addressing Need for Affordability Relationship Oriented Building Infrastructure for Growing Civilian Student Population Preparing for New Regulations and Compliance Addressing new and existing opportunities by building relationships Other Placeholder:

First Quarter 2011 Conference Call May 10, 2011